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                                                                     Exhibit 4.2

                       FORM OF CERTIFICATE OF DESIGNATIONS

                                       OF

                   _________ [CONVERTIBLE] [NONCUMULATIVE] [CUMULATIVE]

                                 PREFERRED STOCK

                                       OF

                         THE CHASE MANHATTAN CORPORATION

                -------------------------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                -------------------------------------------------

      THE CHASE MANHATTAN CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation on _____________ and by the Stock Committee of the Board of Directors on _________, respectively, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation which authorize the issuance of up to 200,000,000 shares of preferred stock of $1 par value per share (the "Preferred Stock"), and pursuant to authority conferred upon the Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by the resolutions of the Board of Directors adopted at a meeting duly convened and held on___________, 1998:

      1. The Board of Directors on ___________ adopted, among other resolutions, the following resolutions authorizing a Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of the Preferred Stock and fixing the voting rights of the Preferred
Stock:

      "RESOLVED that the Stock Committee may, from time to time during the Stock Committee Term, authorize the issuance and sale of securities which shall consist of any or all of the following: (i) one or more series of the Corporation's preferred stock, $1 par value per share (the "Preferred Stock");
(ii) depositary shares each representing a fraction of a share of Preferred Stock or other security ("Depositary Shares"); (iii) warrants to purchase any shares of Preferred Stock or Depositary Shares; (iv) warrants to purchase
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shares of Common Stock; (v) any shares of Preferred Stock or Common Stock or other securities into which or for which any of the foregoing may be exchangeable, convertible, or issuable upon exercise, and (vi) any securities (or units or combinations of securities) (including, without limitation, any securities of an SPV (as defined below)) that the Corporation deems functionally equivalent to Preferred Stock by reason of such securities (or units or combinations of securities) counting as "Tier 1 capital" of the Corporation according to the bank regulatory agencies (all of the foregoing hereinafter collectively referred to as the "Preferred Shares" unless the context shall otherwise require; and the Preferred Shares and Common Stock hereinafter collectively referred to as "Securities", unless the context shall otherwise require), for cash or other property, as shall be determined by the Stock Committee, subject to the limitations hereinafter set forth, and any such Preferred Shares may be sold through agents, through underwriters, through dealers and directly to purchasers, in one or more offerings registered under the Securities Act of 1933 (the "Act") or in transactions not required to be registered under the Act, all as shall be determined by the Stock Committee; and the Stock Committee shall have full authority to take any and all actions necessary to effect the intent of this resolution; and all Preferred Shares so issued will be deemed duly authorized, validly issued, fully paid and nonassessable;

      RESOLVED that, without limiting the generality of the preceding resolution, the Stock Committee is hereby expressly authorized during the Stock Committee Term:

            (i) to determine whether the Preferred Shares will be issued in one or more series and the number of shares of any such series;

            (ii) to fix the dividend rate or rates of any such shares and/or the methods of determining dividends and the dates on which dividends shall be payable;

            (iii) to determine whether dividends of any series of Preferred Shares shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

            (iv) to determine the conversion or exchange provisions, if any, of the shares of any series of the Preferred Shares, including without limitation, the class and series of capital stock or other securities of the Corporation into which such shares shall be convertible or exchangeable;

            (v) to determine whether the Corporation shall elect to offer (a) warrants for such Preferred Shares ("Warrants") or (b) Depositary Shares evidenced by depositary receipts, each representing a fraction (to be determined by the Stock Committee) of a share of a particular series of the Preferred Stock or other securities, which shares of Preferred Stock or other securities will be issued and deposited with a depositary, in each case,


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            in lieu of offering full shares of such series of the Preferred
            Stock or other securities;

            (vi) to fix the liquidation preference of the shares of any series of the Preferred Shares, subject to the limitation that the aggregate liquidation preference over Common Stock of all the Preferred Shares issued during the Stock Committee Term shall not exceed $1.0 billion (the "Preferred Stock Maximum Amount");

            (vii) to determine whether any warrants for Preferred Stock, Depositary Shares or Common Stock shall be issued, whether alone or in connection with any other Preferred Shares, and the terms and conditions of any such warrants;

            (viii) to determine whether the shares of any series of the Preferred Shares shall be subject to redemption, optional or mandatory or pursuant to a sinking fund, and, if such series shall be subject to redemption, the redemption provisions of such series; and

            (ix) to fix or determine any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions thereof;

      RESOLVED that, if required, for any series of Preferred Stock, a certificate shall be prepared and filed on behalf of the Corporation with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware (a "Certificate of Designation"); that each such Certificate of Designation be in such form as is approved by action of the Board of Directors or the Stock Committee; and that the proper officers of the Corporation be and hereby are authorized to execute and file each such Certificate of Designation pursuant to the General Corporation Law of the State of Delaware;

      RESOLVED that the Certificate of Designation for each series of the Preferred Stock shall provide that the shares of such series shall not have any voting powers either general or special, except that

            (i) If at the time of any annual meeting of the Corporation's stockholders for the election of directors there is a default in preference dividends on the Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of common stock, par value $1 per share, of the Corporation, to elect two directors of the Corporation to


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      fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (a "Preferred Director") shall continue to serve as such director for the full term for which he or she shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period.

            (ii) Without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting as a class without regard to series, the holders of shares of this series being entitled to cast one vote per share thereon, the Corporation may not: (a) create any class or series of stock which shall have preference as to dividends or distribution of assets over any outstanding series of the Preferred Stock other than a series which shall not have any right to object to such creation or (b) alter or change the provisions of the Corporation's Certificate of Incorporation so as to adversely affect the voting power, preferences or special rights of the holders of Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be


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      cast by the holders of the total number of shares of Preferred Stock at the time outstanding.

            2. The Stock Committee of the Board of Directors on ____________, pursuant to the authority conferred upon the Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

      "RESOLVED that, pursuant to resolutions of the Board of Directors of The Chase Manhattan Corporation (the "Corporation") adopted on ____________, the issue of ___________ shares of ______ [Convertible] [Noncumulative] [Cumulative] Preferred Stock, $___ stated value per share ($1 par value), of the Corporation ranking on a parity with the series of Preferred Stock of the Corporation designated as the Corporation's: 10.96% Preferred Stock; 7-1/2% Cumulative Preferred Stock; Adjustable Rate Cumulative Preferred Stock, Series L; 10-1/2% Cumulative Preferred Stock; 9.76% Cumulative Preferred Stock; 10.84% Cumulative Preferred Stock; and Adjustable Rate Cumulative Preferred Stock, Series N, Fixed/Adjustable Rate Noncumulative Preferred Stock [designate other parity series, if any] is hereby authorized and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all ________ shares of this Series, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation and, with respect to voting rights, in the resolutions of the Board of Directors of the Corporation adopted on ______________, are hereby fixed as follows:

      1. Designation. The designation of this Series shall be _________ [Convertible] [Noncumulative] [Cumulative] Preferred Stock (hereinafter referred to as this "Series"), and the number of shares constituting this Series shall be ____________. Shares of this Series shall have a stated value of $___. The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation, the Stock Committee of the Board of Directors or by any other duly authorized committee of the Board of Directors (collectively, the "Board of Directors") and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

      2. Dividends. (a) The holders of shares of this Series shall be entitled to receive cash dividends, when, as and if declared by the Board of Directors, out of funds legally available for that purpose, in the amounts or at the rate set forth below in this Section 2. Dividends on the shares of this Series shall be payable, when, as and if declared by the Board of Directors, on __________, __________, __________ and __________ of each year (each, a "Dividend Payment
Date"), commencing on __________. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not more than 45 days preceding the payment date thereof, as shall be fixed by the Board of Directors.


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      [IF THIS SERIES HAS FIXED RATE DIVIDENDS, INSERT THE FOLLOWING: (b)
Dividends payable on the shares of this Series for the period from _______ through and including ___________ (the "Initial Dividend Period") shall be _____ per share. For each quarterly dividend period after the Initial Dividend Period (each such quarterly dividend period and the Initial Dividend Period being hereinafter referred to individually as a "Dividend Period"), which quarterly Dividend Periods shall commence on ________, ________, _________ and _________
of each year and shall end on and include the day next preceding the first day of the next such Dividend Period, dividends payable on the shares of this Series shall be payable at ___% per annum of the stated value thereof. [IF THIS SERIES IS NONCUMULATIVE, INSERT THE FOLLOWING: Dividends on the shares of this Series shall not be cumulative and no rights shall accrue to the holders of the shares of this Series if the Corporation fails to declare a dividend on the shares of this Series with respect to any Dividend Period, whether or not dividends are declared with respect to any future Dividend Period.] [IF THIS SERIES IS CUMULATIVE, INSERT THE FOLLOWING: Dividends shall be cumulative from _________. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.]]

      [IF THIS SERIES HAS ADJUSTABLE DIVIDENDS BASED ON THE APPLICABLE RATE SET FORTH BELOW, INSERT THE FOLLOWING: (b) Dividends payable on the shares of this Series for the period from _______ through and including ___________ (the "Initial Dividend Period") shall be _____ per share. For each quarterly dividend period after the Initial Dividend Period (each such quarterly dividend period and the Initial Dividend Period being hereinafter referred to individually as a "Dividend Period"), which quarterly Dividend Periods shall commence on ________, ________, _________ and _________ of each year and shall end on and include the day next preceding the first day of the next such Dividend Period, dividends payable on the shares of this Series shall be payable at a rate per annum of the stated value thereof equal to the Applicable Rate (as defined in paragraph (c) of this Section 2). [IF THIS SERIES IS NONCUMULATIVE, INSERT THE FOLLOWING:
Dividends on the shares of this Series shall not be cumulative and no rights shall accrue to the holders of the shares of this Series if the Corporation fails to declare a dividend on the shares of this Series with respect to any Dividend Period, whether or not dividends are declared with respect to any future Dividend Period.] [IF THIS SERIES IS CUMULATIVE, INSERT THE FOLLOWING:
Dividends shall be cumulative from _________. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.]

      (c) Except as provided below in this paragraph, the "Applicable Rate" for each Dividend Period shall be equal to the Effective Rate (as hereinafter defined) [plus][less]


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_____%. The "Effective Rate" for any Dividend Period shall be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. In the event that the Corporation determines in good faith that for any reason:

            (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Dividend Period, then the Effective Rate for such Dividend Period shall be equal to the higher of whichever two of such rates can be so determined;

            (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period, then the Effective Rate for such Dividend Period shall be equal to whichever such rate can be so determined; or

            (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period, then the Effective Rate for the preceding Dividend Period shall be continued for such Dividend Period.

      [Anything herein to the contrary notwithstanding, the Applicable Rate for any Dividend Period shall in no event be less than _____% per annum or greater than ____% per annum.]

       (d) Except as described below in this paragraph, the "Treasury Bill Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as hereinafter defined)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as hereinafter defined) during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than


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80 nor more than 100 days, as published during such Calendar Period by the
Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any applicable Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

       (e) Except as described below in this paragraph, the "Ten Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as hereinafter defined) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as hereinafter defined)) then having remaining maturities of not less than eight nor more than twelve years, as published during such


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Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board
does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any applicable Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

      (f) Except as described below in this paragraph, the "Thirty Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as hereinafter defined) (or the one weekly per annum Thirty Year Average yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity for any applicable Dividend Period as provided above in this paragraph, the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity


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date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York
City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

      (g) The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percent.

      (h) The Applicable Rate with respect to each Dividend Period shall be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation shall cause notice of each Applicable Rate to be sent to the holders of this Series.

      (i)  For purposes of this Section,

            (i)  "Calendar Period" means a period of fourteen calendar days;

            (ii) "Federal Reserve Board" means the Board of Governors of the Federal Reserve System;

            (iii) "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

            (iv) "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

            (v) "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).]

[IF THIS SERIES HAS ADJUSTABLE DIVIDENDS BASED ON A RATE OTHER THAN THE RATE SET FORTH ABOVE, INSERT THE APPROPRIATE CALCULATION OF SUCH RATE]

      [(c)][(i)] Dividends payable on this Series for any period greater or less than a full Dividend Period, other than the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than one month, the actual number of days elapsed in the period. [Dividends payable on this Series for each full Dividend Period shall be computed by annualizing the Dividend Rate and dividing by four.]


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      [(d)][(j)] No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless [IF THIS SERIES IS NONCUMULATIVE, INSERT THE FOLLOWING: full dividends on the shares of this Series for the Dividend Period commencing on the day following the immediately preceding Dividend Payment Date have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment] [IF THIS SERIES IS CUMULATIVE, INSERT THE FOLLOWING: full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends]. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share [IF THIS SERIES IS NONCUMULATIVE, INSERT THE FOLLOWING: (which in the case of this Series shall include accrued and unpaid dividends for the Dividend Period commencing on the day following the immediately preceding Dividend Payment Date but shall not include accumulation of any dividends for prior Dividend Periods, unless previously declared)] on the shares of this Series and such other Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

      [(e)][(k)] So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph (d) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation), unless, in each case, [IF THIS SERIES IS NONCUMULATIVE, INSERT THE FOLLOWING: full dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment in respect of the Dividend Period commencing on the day following the immediately preceding Dividend Payment Date] [IF THIS SERIES IS CUMULATIVE, INSERT THE FOLLOWING: the full cumulative dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment for all past Dividend Periods].

      [INSERT ANY OTHER PROVISIONS APPLICABLE TO DIVIDENDS WITH RESPECT TO THIS SERIES.]

      3.  Redemption.

      [IF THIS SERIES IS REDEEMABLE AT A FIXED PRICE, INSERT THE FOLLOWING: (a) [The shares of this Series are not redeemable prior to _________.] The Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time, [on or after ______________,] at a redemption price of ____ per share plus accrued and unpaid dividends thereon (whether or not declared) [IF THIS SERIES IS NONCUMULATIVE from the immediately preceding Dividend Payment Date] to the date fixed for redemption [IF THIS SERIES IS NONCUMULATIVE, INSERT THE FOLLOWING: (but without any accumulation for unpaid dividends for prior Dividend Periods on the shares of this Series)].

      [IF THIS SERIES IS REDEEMABLE AT VARIABLE PRICES, INSERT THE FOLLOWING:
(a) [The shares of this Series are not redeemable prior to _________.] The Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time, [on or after ____________,] at the applicable redemption price set forth below, plus accrued and unpaid dividends thereon (whether or not declared) [IF THIS SERIES IS NONCUMULATIVE from the immediately preceding Dividend Payment Date] to the date fixed for redemption [IF THIS SERIES IS NONCUMULATIVE, INSERT THE FOLLOWING: (but without any accumulation for unpaid dividends for prior Dividend Periods on the shares of this Series)]:

      Date of Redemption                        Redemption Price Per Share
      ------------------                        --------------------------
On or after ____________ but
prior to ____________                             ___________________

On or after ____________ but
prior to ____________                             ___________________

On or after ____________                          ___________________

[    IF THIS SERIES IS REDEEMABLE PURSUANT TO A SINKING FUND, INSERT THE
FOLLOWING:

      (b) So long as any shares of this Series shall be outstanding, the Corporation shall on each of the dates set forth in the following schedule ("Sinking Fund Payment Dates") set aside an amount sufficient for the redemption of, and shll redeem, the number of shares of this Series set forth opposite such Sinking Fund Payment Date:

      Sinking Fund Payment Date                 Number of Shares to be Redeemed
      -------------------------                 -------------------------------

The redemption price of shares of this Series to be redeemed pursuant to the aforesaid sinking fund shall be $___ per share, plus accrued and unpaid dividends thereon (whether or not declared) [IF THIS SERIES IS NONCUMULATIVE, INSERT THE FOLLOWING: from the immediately preceding Dividend Payment Date] to the date fixed for redemption [IF THIS SERIES IS NONCUMULATIVE, INSERT THE
FOLLOWING: (but without any accumulation for unpaid dividends for prior Dividend Periods on the shares of this Series)]. The Corporation may, at its option, apply toward its sinking fund obligation any shares of this Series puchased or otherwise acquired by the Corporation or redeemed by the Corporation otherwise than through the sinking fund which have not previously been credited toward a sinking fund obligation. The obligation of the Corporation to redeem shares of this Series shall be cumulative, so that if for any year or years such requirements shall not be fully discharged as they accrue, funds legally available therefor, after payment or provision for dividends, for each year thereafter shall be applied thereto until such requirements are fully discharged.]

[IF THIS SERIES IS SUBJECT TO EITHER OPTIONAL OR MANDATORY REDEMPTION, INSERT THE FOLLOWING:

      [(b)][(c)] In the event that fewer than all the outstanding shares of this Series are to be redeemed [(by operation of a sinking fund or otherwise)], the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed.

      [(c)][(d)] In the event the Corporation shall redeem shares of this Series [(by operation of a sinking fund or otherwise)], notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 or more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state:
(i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; [and] (v) that dividends on the shares to be redeemed shall cease to accrue on the redemption date [IF THIS SERIES IS CONVERTIBLE, INSERT THE FOLLOWING; and (vi) that such holder has the right to convert such shares into a number of shares of Common Stock prior to the close of business on the redemption date].

      [(d)][(e)] Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease [ IF THIS SERIES IS CONVERTIBLE, INSERT THE FOLLOWING: ; provided that, notwithstanding the foregoing, if notice of redemption has been given pursuant to this paragraph and any holder of shares of this Series shall, prior to the close of business on the redemption date, surrender for conversion any or all of the shares to be redeemed held by such holder in accordance with Section 4, then the conversion of such shares to be redeemed shall become effective as provided in Section 4.] Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

      [(e)][(f)] Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

      [(f)][(g)] Notwithstanding the foregoing provisions of this Section 3, if full dividends on all outstanding shares of this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.]

[IF THIS SERIES IS NOT CONVERTIBLE, INSERT THE FOLLOWING:

      4. Conversion. The holders of shares of this Series shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.]

[IF THIS SERIES IS CONVERTIBLE FOR SHARES OF COMMON STOCK, INSERT THE FOLLOWING]

      4. Conversion. (a) Subject to and upon compliance with the provisions of this Section 4, each holder of shares of this Series shall have the right, at such holder's option, at any time [from and after ___________], to convert any or all of the shares of this Series held by such holder into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion, for the purpose of determining the amount of any cash payments provided for under paragraph (c) of this Section 4, to the nearest .01 of a share of Common Stock, as the case may be, with one-half cent and .005 of a share, respectively, being rounded upward) obtained by dividing the stated value of a share of this Series by the Conversion Price (as defined below) and multiplying such resulting number by the number of shares of this Series to be converted, and by surrender of such shares of this Series so to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 4; provided, however, that the right to convert shares called for redemption pursuant to
Section 3 hereof shall terminate at the close of business on the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

The term "Conversion Price" shall mean $______, as adjusted in accordance with the provisions of this Section 4.

      (b). In order to exercise the conversion privilege, the holder of each share of this Series to be converted shall surrender the certificate representing such share at the office of any transfer agent for the Common Stock and shall give written notice to the Corporation at said office that such holder elects to convert the same, specifying the name or names and denominations in which such holder wishes the certificate or certificates for the Common Stock to be issued (which notice may be in the form of a notice of election to convert which may be printed on the reverse of the certificates for the shares of this Series). Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of this Series is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney, and by an amount sufficient to pay any transfer or similar tax.

The holders of shares of this Series at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date between such record date and the Dividend Payment Date shall not be entitled to receive such dividend on such Dividend Payment Date) on the corresponding dividend payment date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such Dividend Payment Date. However, shares of this Series surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of this Series on a dividend payment record date who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on a Dividend Payment Date will receive the dividend payable by the Corporation on such shares of this Series on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of this Series for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

As promptly as practicable after the surrender of the certificates for shares of this Series as aforesaid, the Corporation shall issue and shall deliver at the office of any transfer agent for the Common Stock to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 4, together with a certificate or certificates representing any shares of this Series which are not to be converted but which shall have constituted part of the shares of this Series represented by the certificate or certificates so surrendered, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subparagraph (c) of this Section 4.

Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of this Series shall have been surrendered and such notice (and, if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on such date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice (and, if applicable, payment) received by the Corporation. All shares of Common Stock delivered upon conversion of the shares of this Series will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

      (c) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of shares of this Series. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of this Series, the Corporation shall pay to the holder of such share of this Series an amount in cash (computed to the nearest cent, with one-half cent being rounded upward) equal to the reported last sales price (as defined in subparagraph (d)(v) of this Section 4) of the Common Stock on the Trading Day (as defined in subparagraph (d)(v) of this Section 4) next preceding the day of conversion multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share of this Series shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate stated value of the shares of this Series so surrendered.

      (d) The Conversion Price shall be adjusted from time to time as follows:

            (i) In case the Corporation shall (x) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (y) subdivide the outstanding Common Stock into a greater number of shares or (z) combine the outstanding Common Stock into a smaller number of shares, the Conversion Price shall be adjusted so that the holder of any share of this Series thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or the effective date in the case of subdivision or combination. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the record date in the case of a dividend, except as provided in subparagraph (viii) below, and shall become effective immediately after the effective date in the case of a subdivision or combination. No adjustment in the Conversion Price shall be made if, at the same time as the Corporation shall issue shares of Common Stock as a dividend or distribution on the outstanding shares of Common Stock which would otherwise call for an adjustment in the Conversion Price, the Corporation shall issue shares of Common Stock as a dividend or distribution on the outstanding shares of this Series equivalent to the number of shares distributable on the shares of Common Stock into which this Series is then convertible.

            (ii) In case the Corporation shall issue rights or warrants to all holders of shares of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common stock at a price per share less than the current market price per share of Common Stock (as defined for purposes of this subparagraph (ii) in subparagraph (v) below), at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the record date for issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on the record date for issuance of such rights or warrants plus the number of additional shares of Common Stock receivable upon exercise of such rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in subparagraph (viii) below, after such record date. In determining whether any rights or warrants entitled the holders of the shares of this Series to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants plus the exercise price thereof, the value of such consideration or exercised price, as the case may be, if other than cash, to be determined by the Board of Directors.

            (iii) In case the Corporation shall distribute to all holders of Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Corporation or dividends payable in Common Stock) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights or warrants referred to in subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then, in each such case, unless the Corporation elects to reserve such Securities for distribution to the holders of the shares of this Series upon the conversion of the shares of this Series so that any such holder converting shares of this Series will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities, converted its shares of this Series into Common Stock, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction the numerator of which shall be the current market price per share (as defined for purposes of this subparagraph
(iii) in subparagraph (v) below) of the Common Stock on the record date mentioned above less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the Securities so distributed applicable to one share of Common Stock, and the denominator of which shall be the current market price per share (as defined in subparagraph (v) below) of the Common Stock; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the current market price per share (as defined in subparagraph (v) below) of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of this Series shall have the right to receive the amount and kind of Securities such holder would have received had such holder converted each such share of this Series immediately prior to the record date for the distribution of the Securities. Such adjustment shall become effective immediately, except as provided in subparagraph (viii) below, after the record date for the determination of shareholders entitled to receive such distribution.

            (iv) If, pursuant to subparagraph (ii) or (iii) above, the number of shares of Common Stock into which a share of this Series is convertible shall have been adjusted because the Corporation has declared a dividend, or made a distribution, on the outstanding shares of Common Stock in the form of any right or warrant to purchase securities of the Corporation, or the Corporation has issued any such right or warrant, then, upon the expiration of any such unexercised right or unexercised warrant, the Conversion Price shall forthwith be adjusted to equal the Conversion Price that would have applied had such right or warrant never been declared, distributed or issued.

            (v) For the purpose of any computation under subparagraph (ii) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the reported last sales prices for the thirty consecutive Trading Days (as defined below) commencing forty-five Trading Days before the date in question. For the purpose of any computation under subparagraph (iii) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the reported last sales prices for the ten consecutive Trading Days before the date in question. The reported last sales price for each day (whether for purposes of subparagraph (ii) or subparagraph (iii)) shall be the reported last sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange at such time, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board of Directors or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board of Directors. As used herein, the Term "Trading Day" with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of the NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph (F) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest .01 of a share, as the case may be, with one-half cent and .005 of a share, respectively, being rounded upward. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

            (vii) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall file with the transfer agent a certificate, signed by the Chairman of the

Board, the President, any Vice Chairman, any Senior Executive Vice President, Executive Vice President, Senior Vice President, Managing Director or Vice President of the Corporation, setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment; provided, however, that the failure of the Corporation to file such officers' certificate shall not invalidate any corporate action by the Corporation.

            (viii) In any case in which this paragraph (d) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (y) issuing to the holder of any share of this Series converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (z) paying to such holder any amount of cash in lieu of any fractional share of Common Stock pursuant to paragraph (c) of this Section 4.

            (e) Whenever the Conversion Price is adjusted as provided in paragraph (d), the Corporation shall cause to be mailed to each holder of shares of this Series at its then registered address by first-class mail, postage prepaid, a notice of such adjustment of the Conversion Price setting forth such adjusted Conversion Price and the effective date of such adjusted Conversion Price; provided, however, that the failure of the Corporation to give such notice shall not invalidate any corporate action by the Corporation.

            (f) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of shares of this Series, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of this Series not theretofore converted. For purposes of this paragraph (f), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of this Series shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

            (g) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of share of Common Stock on conversions of shares of this Series pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of shares of this Series to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

            (h) Notwithstanding any other provision herein to the contrary, if any of the following events occur, namely (w) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (x) any consolidation, merger or combination of the Corporation with or into another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (y) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then appropriate provision shall be made so that the holder of each share of this Series then outstanding shall have the right to convert such share into the kind and amount of the shares of stock and securities or other property or assets (including cash) that would have been receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such share of this Series immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. The adjustments described in this paragraph (h) shall be subject to further adjustments as appropriate that shall be as nearly equivalent as may be practicable to the relevant adjustment provided for in this paragraph (h). If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property receivable thereupon by a holder of shares of Common Stock includes shares of stock, securities or other property or assets (including cash) of an entity other than the successor or acquiring entity, as the case may be, in such consolidation, merger, combination, sale or conveyance, then the Corporation shall enter into an agreement with such other entity for the benefit of the holders of this Series that shall contain such provisions to protect the interests of such holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

            (i) Upon any conversion of shares of this Series, the shares of this Series so converted shall have the status of authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

      5. Liquidation Rights. (a) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series upon liquidation, the amount of $___ per share, plus accrued and unpaid dividends thereon (whether or not declared) [IF THIS SERIES IS NONCUMULATIVE, INSERT THE FOLLOWING: from the immediately preceding Dividend Payment Date or the date of original issuance of this Series, as the case may be,] to the date of the liquidating distribution [IF THIS SERIES IS NONCUMULATIVE, INSERT THE FOLLOWING, (but without any accumulation of unpaid dividends for prior Dividend Periods)].

      (b) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section 5, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

      (c) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the shares of this Series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of the shares of this Series and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributions to which they are entitled.

      (d) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this
Section 5.

      7. Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

      (a) prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

      (b) on a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series (and whether or not such dividends shall accumulate), if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

      (c) junior to shares of this Series, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

      8. Voting Rights. The shares of this Series shall have the voting rights set forth in the resolutions of the Board of Directors adopted on _____________."


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

      IN WITNESS WHEREOF, The Chase Manhattan Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its Corporate Secretary, [name], this ____ day of _______, 1998.

                              THE CHASE MANHATTAN CORPORATION


                              By:
                                  --------------------------------
                                  Corporate Secretary


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